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                   STRUCTURED ASSET SECURITIES CORPORATION

                      MORTGAGE PASS-THROUGH CERTIFICATES


                                             December 18, 1995

                            UNDERWRITING AGREEMENT
                           ----------------------
                               (Standard Terms)

LEHMAN BROTHERS INC.
     Acting on behalf of itself and, if applicable, as the Representative of the several Underwriters named in Schedule 1 to the Terms Agreement (in either such capacity sometimes herein the "Representative")
3 World Financial Center
200 Vesey Street
New York, New York 10285

Ladies and Gentlemen:

          1.  Introductory.  Structured Asset Securities Corporation, a
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Delaware corporation (the "Depositor"), proposes to form one or more trusts
(the "Trusts"), which will issue, from time to time, securities entitled Mortgage Pass-Through Certificates (the "Certificates") in one or more series (each a "Series"). Each Certificate will evidence an undivided or percentage interest in a Trust. The Trusts will issue Certificates on terms specified in the applicable Prospectus (as hereinafter defined). The Primary Assets (the "Primary Assets") of each Trust (the "Trust Fund") will consist of (a) a pool of adjustable-rate, fully amortizing, conventional, first lien residential mortgage loans (the "Mortgage Loans"), (b) Private Mortgage-Backed Securities which may consist of mortgage pass-through or participation certificates, evidencing an undivided interest in a pool of mortgage loans, or collateralized mortgage obligations secured by mortgage loans, (c) a pool of mortgage loans (the "FHA Loans") insured by the Federal Housing Administration (the "FHA"), mortgage loans ("VA Loans") partially guaranteed by the Veterans Administration (the "VA") (collectively, the "FHA/VA Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor, (d) participation certificates representing undivided ownership interests in a pool of mortgage loans as described above, (e) pass-through certificates guaranteed by the Federal National Mortgage Association in the event that some of the Mortgage Loans are not available for delivery on the Closing Date or (f) loans issued in connection with the sale of manufactured homes and secured by such manufactured homes.

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          The Primary Assets in each Trust Fund may be transferred to the related Trust and the Certificates to which this Agreement applies will be issued pursuant to a Trust Agreement (the "Trust Agreement"), with respect to each Series among the Depositor, a master servicer, if applicable, to be identified in the prospectus supplement for each such Series (the "Master Servicer"), and a trustee to be identified in the prospectus supplement for each such Series (the "Trustee").

          Credit enhancement with respect to any class of Certificates may be provided pursuant to the terms of one or more irrevocable financial guaranty insurance policies (each, a "Policy") to be issued by an insurer with respect thereto. Credit enhancement with respect to the Mortgage Loans included in the Trust Fund for a Series may be provided by one or more of the following, as indicated in the Trust Agreement: an irrevocable stand-by letter of credit (the "Letter of Credit") issued by the financial institution named in the related Trust Agreement (the "L/C Bank"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), limited in coverage and issued by the entity named in the related Trust Agreement (the "Pool Insurer"), a policy of special hazard insurance (the "Special Hazard Insurance Policy"), limited in coverage and issued by the entity named in the related Trust Agreement (the "Special Hazard Insurer"), a policy of insurance or surety bond providing coverage against loss resulting from the occurrence of certain contingencies in connection with the bankruptcy of the obligor under a mortgage note relating to a Mortgage Loan (the "Mortgagor Bankruptcy Bond"), limited in scope and issued by the entity named in the related Trust Agreement (the "Mortgagor Bankruptcy Insurer") and a Mortgage Repurchase Bond (the "Mortgage Repurchase Bond"), limited in scope and issued by an entity named in the Trust Agreement. If so specified in the Reference Agreement with respect to a Series, in lieu of, or in addition to, the foregoing methods of credit enhancement, a fund may be established (the "Reserve Fund") into which payments on or with respect to a percentage of the Mortgage Loans included in the Trust Fund, as specified in such Trust Agreement, will be deposited or payments made on one or more specified Classes (as defined below) of Certificates may be subordinated to one or more other Classes of Certificates (the first classes of such Certificates the "Subordinated Certificates") or may be made available to the Reserve Fund (such fund a "Subordination Reserve Fund"). If so specified in the Trust Agreement with respect to a Series, the Trust Fund for a Series of Certificates may also include one or more accounts or funds established by the Depositor pursuant to such Trust Agreement, or one or more methods of credit enhancement in lieu of, or in addition to, the methods of credit enhancement specified above (such forms of credit enhancement to be referred to individually or collectively as the "Alternative Credit Enhancement").

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          The Mortgage Loans may be serviced by a servicer (the "Master
Servicer") who may, pursuant to the terms of the Trust Agreement, subcontract some or all of its servicing duties to sub-servicers ("Sub-Servicers") under separate servicing agreements between the Master Servicer and such Sub-Servicers. Each of the Master Servicer and the Sub-Servicer must be approved as a seller-servicer by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, pursuant to separate servicing agreements ("Servicing Agree-ments"). If so specified in the Trust Agreement, the performance of the obligations of the Master Servicer under each Trust Agreement will be guaranteed by a bond, insurance policy, corporate guaranty or other form of insurance coverage (the "Performance Bond") issued by the entity specified in the Trust Agreement.

          The Certificates are more fully described in the Registration Statement (as defined herein), which the Depositor has furnished to you. Each Series of Certificates and any classes of Certificates (each a "Class") within such Series may vary as to, among other things, number and types of Classes, principal or notional amount or stated principal balance, pass-through rate with respect to the Mortgage Loans in the related Trust Fund, the percentage interest, if any, evidenced by each Class in the payments of principal of and interest on, or with respect to, the Mortgage Loans included in the related Trust Fund, the stated principal balance and interest rate, if any, priority of payment among Classes, credit enhancement with respect to the Mortgage Loans in the related Trust Fund, whether the Depositor will elect to treat the related Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"), the Classes of such Series subject to this Agreement, and any other variable terms contemplated by the Trust Agreement with respect to the Certificates of such Series.

          Each offering of the Certificates to which this Agreement applies will be made pursuant to the Registration Statement through you or through an underwriting syndicate managed by you. Whenever the Depositor determines to form a Trust and to make such an offering of Certificates, it will enter into an appropriate agreement (the "Terms Agreement"), a form of which is attached hereto as an exhibit, providing for the sale of certain classes of such Certificates to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the "Underwriters," which term shall include you, whether acting alone in the sale of such Certificates, in which case any reference herein to you as the Representative of the Underwriters shall be deemed to refer to you in your individual capacity as Underwriter of the Certificates, or as a member of an underwriting syndicate). Such
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Terms Agreement shall specify the undivided interest, principal or notional amount, or stated principal balance, of each Class of the Certificates to be issued, the Classes of Certificates subject to this Agreement, the price at which such Classes of Certificates are to be purchased by the Underwriters from the Depositor and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Depositor.

          Each such offering of the Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Certificates. Capitalized terms not otherwise defined herein are defined in the Trust Agreement.

          2.   Representations and Warranties of the Depositor.  The
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Depositor represents and warrants to you as of the date hereof and to the
Underwriters named in the applicable Terms Agreement as of the date of such Terms Agreement, as follows:

               (a) a registration statement on Form S-3, including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Certificates and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Certificates offered thereby by the Depositor constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act, and including any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act which were filed under the Exchange Act on or before the date of such Prospectus Supplement (other than any such incorporated documents that relate to Collateral Term Sheets, as defined herein)), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of the Certificates to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to
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Form S-3, and the conditions of Rule 415 under the Act have been satisfied with respect to the Registration Statement;

               (b) on the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed as to form in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, on the date of each Terms Agreement and on each Closing Date (as defined in Section 3), the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents included or will include as of such date any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Depositor makes no representations or warranties as to the information contained in or omitted from (A) such Registration Statement or such Prospectus (or any supplement thereto) in reliance upon and in conformity with written information furnished to the Depositor by or on behalf of the Underwriters specifically for use in the preparation thereof or (B) any Current Report (as defined in Section 5(b) below), or in any amendment thereof or supplement thereto, incorporated by reference in such Registration Statement or such Prospectus (or any amendment thereof or supplement thereto);

               (c) the Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and the Depositor is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

               (d) the Certificates of the Series to which this Agreement relates conform, or will conform as of the Closing Date specified in the related Trust Agreement, to the description thereof contained in the Registration Statement and the
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Prospectus; and the Certificates of such Series, on the Closing Date, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Trustee and delivered in accordance with such Trust Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by such Trust Agreement;

               (e) the execution and delivery by the Depositor of this Agreement, each applicable Terms Agreement, each applicable Trust Agreement and the Certificates of a Series, are within the corporate power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any Servicing Agreement or any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Depositor's property pursuant to the terms of any such indenture, mortgage, contract or other instrument;


               (f) this Agreement has been and, at the Closing Date, each applicable Terms Agreement will have been duly authorized, executed and delivered by the Depositor;

               (g) at the date thereof, each applicable Trust Agreement will constitute a valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (h) all approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid authorization, issuance and sale of the Certificates of a Series pursuant to this Agreement, the applicable Terms Agreement, and the applicable Trust Agreement, has been or will
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be taken or obtained on or prior to the Closing Date specified in such Trust
Agreement;

               (i) at the applicable Closing Date, any Mortgage Loans included in the related Trust Fund will meet the criteria for selection described in the Prospectus;

               (j) at the applicable Closing Date, any Mortgage Note and each mortgage included in the related Trust Fund will constitute a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (k) the Certificates of a Series subject to this Agreement and offered by means of the Registration Statement will, when issued pursuant to the applicable Trust Agreement, be "mortgage-related securities," as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") for so long as they are rated in one of the two highest rating categories of a nationally recognized statistical rating agency;

               (l) at the date of its execution and delivery, each Servicing Agreement, if any, constituted or will constitute a valid and binding agreement, and is or will be enforceable by the Master Servicer, on behalf of the Trustee, against the applicable Sub-Servicer in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (m) at the applicable Closing Date, any FHA Loan included in the related Trust Fund will be insured by the FHA, such insurance to be evidenced in each case by a mortgage insurance certificate duly and validly issued by the Secretary of Housing and Urban Development, and each contract of mortgage insurance covering an FHA Loan will constitute a valid and binding obligation of the FHA; at the applicable Closing Date, any VA Loan included in the related Trust Fund will be partially guaranteed by the VA, such guaranty to be evidenced in each case by a certificate duly and validly issued by the VA, and each guaranty covering a VA Loan will constitute a valid and binding obligation of the VA;

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               (n)  the Trust is not an investment company subject to
registration with respect to each Series under the Investment Company Act of 1940, as amended (the "Investment Company Act") and is not under the control of an investment company;

               (o) at the applicable Closing Date, the representations and warranties made by the Depositor in the applicable Trust Agreement will be true and correct;

               (p) at the time of the execution and delivery of the applicable Trust Agreement, the Depositor will be the beneficial owner of the Primary Assets (other than any Retained Interest with respect to such Primary Assets) being transferred to the Trustee pursuant thereto, free and clear of any lien or other encumbrance, and will not have assigned to any person any of its right, title or interest in the Primary Assets or in such Trust Agreement or the Certificates being issued pursuant thereto;

               (q) at the time of the execution and delivery of the applicable Trust Agreement, the Depositor will have the power and authority to transfer the Primary Assets to the Trustee and to transfer the Certificates to each of the Underwriters and, upon execution and delivery to the Trustee of the Trust Agreement and delivery to each of the Underwriters of the Certificates, the Primary Assets constituting a portion of the Trust Fund will have been duly and validly assigned to the Trustee in accordance with the terms of the Trust Agreement;

               (r) at the applicable Closing Date with respect to any Series, any Private Mortgage-Backed Securities deposited into the related Trust Fund will be duly and validly assigned, delivered and pledged to the Trustee or its nominee and have been either (i) duly and validly registered in the name of the Trustee or its nominee; or (ii) delivered to the Trustee for registration in the name of the Trustee or its nominee and all other steps required, other than the registration of such Private Mortgage-Backed Securities in the name of the Trustee or its nominee; will have been taken in order to effect such registration; and, upon such registration, the Trustee will have acquired either the sole ownership interest, or a duly and validly perfected security interest, in all such Private Mortgage-Backed Securities, subject to no prior lien or other encumbrance;

               (s) any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the applicable Trust Agreement and the Certificates have been or will be paid at or prior to the applicable Closing Date;

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               (t)  this Agreement does, and the applicable Trust Agreement, the applicable Terms Agreement and any applicable insurance policies or types of credit enhancement will, conform in all material respects to the descriptions thereof contained in the Prospectus; and

               (u) at the applicable Closing Date with respect to a Series, the Certificates shall have received the rating or ratings specified in the related Terms Agreement.

          3.   Purchase, Sale and Delivery of Certificates.  Subject to the
               -------------------------------------------
execution of the Terms Agreement for a particular offering of Certificates and subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement and such Terms Agreement, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Depositor, the respective original principal amounts of the related Certificates set forth in the related Terms Agreement opposite the name of such Underwriter, plus any additional original principal amount of Certificates which such Underwriter may be obligated to purchase pursuant to
Section 10 hereof, at the purchase price therefor set forth in such Terms Agreement.

          Delivery of and payment for the Certificates to which this Agreement applies will be made at the office of Lehman Brothers Inc., 3 World Financial Center, 200 Vesey Street, New York, New York 10285, at such time as shall be specified in the applicable Terms Agreement, or at such other time thereafter as you and the Depositor shall agree upon, each such time being herein referred to as a "Closing Date." Delivery of such Certificates shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in immediately available funds wired to such bank as may be designated by the Depositor, or paid by such other manner as may be agreed upon by the Depositor and the Representative. The Certificates to be so delivered will be in fully registered form, or maintained through the facilities of The Depository Trust Company, as indicated in the applicable Terms Agreement, in such denominations and registered in such names and at such locations as you request, in writing at least 3 business days prior to the Closing Date (or if no such request is made, the Certificates will be in the form of a single Certificate made out to the Representative), and will be made available for checking and packaging at the office of Lehman Brothers at least 24 hours prior to the applicable Closing Date.

          The parties hereto agree that settlement for all securities sold pursuant to this Agreement shall take place on the terms set forth herein as permitted under Rule 15c6-1 (d) under the Exchange Act.

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          4.   Offering by Underwriters.  It is understood that the several
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Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

          5.   Covenants of the Depositor.  The Depositor covenants and
               --------------------------
agrees with you and the several Underwriters participating in the applicable offering of the Certificates that:

               (a) immediately following the execution of each Terms Agreement, the Depositor will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such Certificates, but the Depositor will not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative and the Representative shall not have reasonably objected thereto promptly after receipt thereof; the Depositor will immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and the Depositor will use its best efforts to prevent the issuance of any such order or communication and if such order is issued, the Depositor will obtain its lifting as soon as possible;

               (b) The Depositor will cause any Computational Materials and any Structural Term Sheets (each as defined in Section 8 below) with respect to the Certificates of a Series that are delivered by an Underwriter to the Depositor pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a "Current Report") pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials and Structural Term Sheets are delivered to counsel for the Depositor by an Underwriter prior to 2:00 p.m. and (ii) the date on which this Agreement is executed and delivered. The Depositor will
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
cause one Collateral Term Sheet (as defined in Section 9 below) with respect to the Certificates of a Series that is delivered by the Representatives to the Depositor in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Depositor by the Underwriters prior to 2:00 p.m. In addition, if at any time prior to the availability of the related Prospectus Supplement, the Underwriters have delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Underwriters and the Depositor, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Depositor will cause any such Collateral Term Sheet that is delivered by the Underwriters to the Depositor in accordance with the provisions of Section
9 to be filed with the Commission on a Current Report on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Depositor by the Underwriters prior to 2:00 p.m. Each such Current Report shall be incorporated by reference in the related Prospectus and the related Registration Statement. Notwithstanding the three preceding sentences, the Depositor shall have no obligation to file any materials provided by the Underwriters pursuant to Sections 8 and 9 which, in the reasonable determination of the Depositor, are not required to be filed pursuant to the Kidder Letters or the PSA Letter (each as defined in Section 8 below), or contain erroneous information or contain any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any Computational Materials, Structural Term Sheets or Collateral Term Sheets provided by the Underwriters to the Depositor pursuant to Section 8 or
Section 9 hereof.

               (c) if, at any time when a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the
                                               --------  -------
Depositor
will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets or Collateral Term Sheets incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 8(e) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 9(d) hereof which are required to be filed in accordance therewith;

               (d) the Depositor will make generally available to the holders of the Certificates (the "Certificateholders") of the related Series, in each case as soon as practicable, earning statements covering ((i)) a period of 12 months beginning not later than the first day of the related Trust's fiscal quarter next following the effective date of the Registration Statement (and (ii) a period of 12 months beginning no later than the first day of such Trust's fiscal quarter next following the date of the related Terms Agreement and each filing under the Exchange Act of an annual report on Form 10-K, which will satisfy the provisions of Section 11(a) of the Act with respect to the related Series of Certificates). The Depositor will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Depositor deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

               (e) the Depositor will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request;

               (f) the Depositor will arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Depositor nor the applicable Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

               (g) the Depositor will cause the Trustee while the Certificates of a Series are outstanding to:

                      (i) furnish to you, and upon request, to each of the other Underwriters, within 90 days after the close of each fiscal year, appropriate annual financial statements of the related Trust, certified by a nationally recognized firm of independent public accountants, in such form as to disclose its financial condition at the end of, and the results of its operations for, such fiscal year;

                     (ii) furnish to you, and upon your request to each of the other Underwriters, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the related Trust Agreement; and

                    (iii) furnish to you, and upon your request to each of the other Underwriters, such other information with respect to the related Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates of such Series;

               (h) the Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the related Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of the related Series of Certificates and determination of their eligibility for investment under the laws of such jurisdictions as you may reasonably designate and the printing of memoranda relating thereto, for any fees charged by any nationally recognized statistical rating organization for the rating of such Certificates and, to the extent previously agreed upon with you, for expenses incurred in distributing the related Prospectus (including any amendments and supplements thereto) to the Underwriters; and

               (i) during the period when a prospectus is required by law to be delivered in connection with the sale of a Series of Certificates pursuant to this Agreement, the Depositor will file, or cause the Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          6.   Conditions to the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the several Underwriters named in any Terms Agreement to purchase and pay for the Certificates of the related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the applicable Terms

Agreement and the applicable Closing Date, to the accuracy of the statements of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

               (a) you shall have received letters of Deloitte & Touche LLP, dated the date of the applicable Terms Agreement and the Closing Date, in form and substance satisfactory to the Underwriters;

               (b) all actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Certificates of such Series shall have been duly taken or made; and prior to the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission;

               (c) unless otherwise specified in the applicable Terms Agreement, the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization;

               (d) no Underwriter shall have advised the Depositor that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in your opinion is material, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading:

               (e) you shall have received the opinions shown below of Brown & Wood, counsel for the Depositor, dated the applicable Closing Date, substantially to the effect that as long as such opinions are applicable to the Series issued pursuant to the related Terms Agreement;

                      (i) The Depositor has the corporate power and corporate authority to carry on its business as described in the Prospectus (and the Private Placement Memorandum) and to own its own assets in connection therewith;

                     (ii)     The Trust Agreement has been duly
authorized, executed and delivered by the Depositor and is a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that

(a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                    (iii) The issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Depositor and the Certificates, when duly and validly executed and authenticated in accordance with the terms of the Trust Agreement and delivered and paid for pursuant this agreement ((or, in the case of the Privately Offered Certificates, the Purchase Agreement)), will be duly and validly issued and outstanding, and entitled to the benefits of the Trust Agreement and enforceable against the Depositor in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

                     (iv) This agreement (and the Purchase Agreement) have been duly authorized, executed and delivered by the Depositor;

                      (v)     The execution and delivery by the
Depositor of each of this agreement(, the Purchase Agreement) and the Trust Agreement, and the performance by the Depositor of its obligations each in
accordance  with  its  terms,  do   not  conflict  with  the  certificate  of
incorporation or by-laws of the Depositor;

                     (vi) The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the trust related thereto is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (vii)     The Registration Statement has been
declared effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                   (viii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder, except that in each case such counsel need not opine as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement;

                     (ix) The statements in the Prospectus under the captions "Description of the Certificates" and "Trust Agreement," insofar as such statements constitute a summary of certain terms of the Certificates and the Trust Agreement, constitute a fair summary of such terms; the statements
contained  under  the   caption  "ERISA  Considerations,"  insofar   as  such
statements describe certain provisions of federal statutes and regulations, have been reviewed by such counsel, and such statements fairly describe such provisions and regulations; and the statements contained under the caption "Certain Federal Income Tax Considerations," insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

                      (x)     Assuming that any Class of Certificates
is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, such Class of Certificates constitutes "mortgage-related securities" within the meaning of Section 3(a)(41) of the Exchange Act of for so long as they are so rated;

                     (xi)     Under existing law, assuming a REMIC
election is made and compliance with all provisions of the Trust Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Code, the Class A, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates will be considered to be "regular interests" in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of "residual interest" in the REMIC within the meaning of the Code;

                    (xii) The conditions to the use by the Depositor of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus; and, to the best of such counsel's knowledge, there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder that have not been so filed; and

                    ((xiii)   Subject to the accuracy of the Depositor's
and Lehman Brothers's representations in the Purchase Agreement, and in reliance thereon without any independent verification by such counsel, and provided that the Privately Offered Certificates are sold in the manner
contemplated  by  the  Purchase  Agreement,   the  offer  and  sale  of  such
Certificates to Lehman Brothers on the date of such counsel's opinion is not a transaction requiring registration under the Act, as in effect on the date of such counsel's opinion.)

          In addition, such counsel has participated in conferences with officers and other representatives of the Depositor, your counsel, representatives of the independent accountants for the Trust and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraph (xi) above) and has made no independent check or verification thereof for the purpose of rendering its opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Depositor), nothing has come to such counsel's attention that leads it to believe that either the Registration Statement or the Prospectus at the time such documents were delivered to you contained, or at the date hereof contains, an untrue statement of a material fact or at the time such documents were delivered to you omitted, or at the date hereof omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or the Prospectus.

     With respect to the opinions expressed in paragraph (viii) above, such counsel may take such exceptions as are deemed necessary and appropriate by such counsel to deliver such opinion.

               (f) if applicable, you shall have received an opinion of counsel to the Trustee dated the applicable Closing

Date and in the form agreed to on or prior to the date of the applicable Terms Agreement;

               (g) if applicable, you shall have received an opinion of counsel to the issuer of the Performance Bond, dated the applicable Closing Date and in the form agreed to on or prior to the date of the applicable Terms Agreement;

               (h) if applicable, you shall have received an opinion of counsel to any issuer of the Policy, dated the applicable Closing Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

               (i) if applicable, you shall have received the favorable opinion of counsel to the Master Servicer, dated as of the applicable Closing Date, in form and substance satisfactory to your counsel, to the effect that:

                      (i)     the Master Servicer has been duly
organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, as a foreign corporation under the laws of each jurisdiction in which the performance of its duties under the Trust Agreement would require such qualification;

                     (ii) the execution and delivery by the Master Servicer of the applicable Trust Agreement is within the corporate power of the Master Servicer and has been duly authorized by all necessary corporate action on the part of the Master Servicer; and neither the execution and delivery of such instrument, nor the consummation of the transactions provided for therein, nor compliance with the provisions thereof, will conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust, or other instrument to which the Master Servicer is a party or by which it may be bound, nor will such action result in any violation of the provisions of the charter or bylaws of the Master Servicer or any law, administra-tive regulation or administrative or court decree;

                    (iii)     the Trust Agreement has been duly and
validly authorized, executed and delivered by the Master Servicer and assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes the valid and binding obligation of the Master Servicer, enforceable in accordance with its terms, subject, as the enforcement of remedies, to (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally as from time to time in effect, (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) with respect to the qualification that certain remedial provisions of the Trust Agreement, if any, may be unenforceable in whole or in part under the Uniform Commercial Code as presently in effect in the State of New York, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and the Trust Agreement contains adequate remedial provisions for the practical realization of the benefits of the security provided thereby;

               (j) if applicable, you shall have received an opinion of counsel to each Servicer, dated the applicable Closing Date, and in the form agreed to on or prior to the date of the applicable Terms Agreement;

               (k) you shall have received from Brown & Wood, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

               (l) you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the applicable Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated;
(iv) subsequent to the respective dates as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Depositor; (v) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or, to their knowledge, threatened, which could have a material effect upon the Depositor or upon the transactions contemplated by this Agreement; and (vi) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the Certificates subject to this Agreement confirming that, unless otherwise specified in the applicable Terms Agreement, and that the Certificates have been rated in one of the two highest rating categories established by such agency or agencies and that such rating has not been lowered since the date of such letter;

               (m) if applicable, you shall have received letters dated the applicable Closing Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Certificates, to the effect that you may rely upon their opinion to such rating organization, as if such opinion were rendered to you; and

               (n) you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the applicable Closing Date, as to the due acceptance of the applicable Trust Agreement by the Trustee and the due authorization and delivery of the Certificates of such Series by the Trustee thereunder.

          The Depositor will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          7.   Indemnification.
               ---------------

               (a) The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission (in the case of any Computational Materials or ABS Term Sheets (as defined in Section 9 below) in respect of which the Depositor agrees to indemnify each Underwriter, as set forth below, when such are read in conjunction with the related Prospectus) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents (A) in reliance upon and in conformity with written information furnished to the Depositor by an Underwriter specifically for use therein or (B) in any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) directly from an error (a "Mortgage
Pool Error") in the information concerning the characteristics of the Mortgage Loans furnished by the Depositor to any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based, (ii) such indemnity with respect to any Prospectus or any Corrected Statement (as defined below) in any Prospectus (or supplement thereto) shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability purchased the Certificates of the related Series that are the subject thereof if such person did not receive a copy of the related Prospectus or a supplement to such Prospectus, as the case may be, at or prior to the confirmation of the sale of such Certificates and the untrue statement or omission of a material fact contained in such Prospectus (or supplement thereto) was corrected (a "Corrected Statement") in such Prospectus or in such other supplement and such Prospectus or such supplement was furnished by the Depositor to such Underwriter prior to the delivery of such confirmation, and (iii) such indemnity with respect to any Mortgage Pool Error shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any loss, claim, damage or liability received any Computational Materials or ABS Term Sheets (or any written or electronic materials on which the Computational Materials are based) that were prepared on the basis of such Mortgage Pool Error, if, prior to the time of confirmation of the sale of the applicable Certificates to such person, the Depositor notified such Underwriter in writing of the Mortgage Pool Error or provided in written or electronic form information superseding or correcting such Mortgage Pool Error (in any such case, a "Corrected Mortgage Pool Error"), and such Underwriter failed to notify such person thereof or to deliver to such person corrected Computational Materials (or underlying written or electronic materials) or ABS Term Sheets. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

               (b) Each Underwriter, severally, and not jointly, will indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (A) written information furnished to the Depositor by such Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity provided by the Depositor to each Underwriter with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by such Underwriter and furnished to the Depositor by such Underwriter pursuant to Section 8 and incorporated by reference in such Registration Statement, the related Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Mortgage Pool Error, other than a Corrected Mortgage Pool Error). The Depositor acknowledges that the statements set forth in the last paragraph appearing on the cover page of the related Prospectus as such statements relate to such Offered Certificates and the first paragraph (including the table listed below such paragraph) and the third sentence of the second paragraph under the heading "Underwriting" in such Prospectus Supplement as such statements relate to such Certificates constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the related Prospectus (other than any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors and furnished to the Depositor by any particular Underwriter), and the Underwriters confirm that such statements are correct. Any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) furnished to the Depositor by a particular Underwriter shall relate exclusively to and be the several responsibility of such Underwriter and no other Underwriter. Subject to the foregoing provisions set forth in this paragraph (b), each Underwriter, severally, but not jointly, agrees to reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may, jointly with any other indemnifying party similarly notified, elect to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation.

               (d) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as set forth in Section 13 of this Agreement, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Depositor and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Certificates purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

          8.   Computational Materials and Structural Term Sheets.  (a)  Not
               --------------------------------------------------
later than 2:00 p.m., New York time, on the business day before the date on which the Current Report relating to the Certificates of a Series is required to be filed by the Depositor with the Commission pursuant to Section 5(b) hereof, the Underwriters shall deliver to the Depositor five complete copies of all materials provided by the Underwriters to prospective investors in such Certificates which constitute (i) "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Computational Materials"), and (ii) "Structural Term Sheets" within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter") and the filing of such material is a condition of the relief granted in such letter (such materials being the "Structural Term Sheets"). Each delivery of Computational Materials and Structural Term Sheets to the Depositor pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor at the address specified in Section 3 hereof and one copy of such materials to the Depositor.

          (b) Each Underwriter represents and warrants to and agrees with the Depositor, as of the date of the related Terms Agreement and as of the Closing Date, that:

               (i)  the Computational Materials furnished to the Depositor by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the related Offered Certificates in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters;

              (ii) the Structural Term Sheets furnished to the Depositor by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission as "Structural Term Sheets" with respect to the related Certificates in accordance with the PSA Letter, and such Structural
Term  Sheets  comply  with the requirements of the PSA Letter;

              (iii) on the date any such Computational Materials or Structural Term Sheets with respect to such Certificates (or any written or
electronic   materials  furnished  to  prospective  investors  on  which  the
Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

              (iv) all Computational Materials (or underlying materials distributed to prospective investors on which the Computational Materials were based) delivered to prospective investors by such Underwriter and all Structural Term Sheets delivered to prospective investors by such Underwriter contained and will contain a legend, prominently displayed on the first page thereof, to the effect that the Depositor has not prepared, reviewed or participated in the preparation of such materials and is not responsible for the accuracy thereof, and otherwise in form and substance satisfactory to the Depositor.

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Depositor of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) The Underwriters shall cause a firm of public accountants to furnish to the Depositor a letter, dated as of the date on which the Underwriters deliver any Computational Materials (which term shall be deemed to include, for purposes of this paragraph (c), calculated statistical information delivered to prospective investors in the form of a Structural Term Sheet) to the Depositor pursuant to Section 8(a), in form and substance satisfactory to the Depositor, stating in effect that they have verified the mathematical accuracy of any calculations performed by each Underwriter and set forth in such Computational Materials.

          (d) Each Underwriter agrees that it will not represent to investors that any Computational Materials or Structural Term Sheets were prepared or disseminated on behalf of the Depositor.

          (e) If, at any time when a Prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Computational Materials or Structural Term Sheets provided by any Underwriter pursuant to this Section
8 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Computational Materials or Structural Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Depositor, as of the date of delivery by it of such amendment or supplement to the Depositor, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Depositor of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Depositor shall have no obligation to file such amendment or supplement if (i) the Depositor determines that such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by any Underwriter to the Depositor pursuant to this paragraph (e) or (ii) the Depositor reasonably determined that such filing is not required under the Act and the Underwriters do not object as provided below.

          9.   Collateral Term Sheets.  (a)  Prior to the delivery of any
               ----------------------
"Collateral Term Sheet" within the meaning of the PSA Letter, the filing of which material is a condition of the relief granted in such letter (such material being the "Collateral Term Sheets"), to a prospective investor in the Certificates, the Underwriters shall notify the Depositor and its counsel by telephone of their intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur. Not later than 2:00 p.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Certificates, the Underwriters shall deliver to the Depositor five complete copies of all materials provided by the Underwriters to prospective investors in such Certificates which constitute "Collateral Term Sheets." Each delivery of a Collateral Term Sheet to the Depositor pursuant to this paragraph (a) shall be effected by delivering four copies of such materials to counsel for the Depositor on behalf of the Depositor at the address specified in Section 3 hereof and one copy of such materials to the Depositor. (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as "ABS Term Sheets.") At the time of each such delivery, the Underwriter making such delivery shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Depositor with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

          (b) Each Underwriter represents and warrants to and agrees with the Depositor as of the date of the related Terms Agreement and as of the Closing Date, that:

                    (i) The Collateral Term Sheets furnished to the Depositor by such Underwriter pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Depositor that are required to be filed with the Commission as "Collateral Term Sheets" with respect to the related
Certificates in accordance with the PSA Letter, and such Collateral Term Sheets comply with the requirements of the PSA Letter;

                   (ii) On the date any such Collateral Term Sheets with respect to such Certificates were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                  (iii) such Underwriter has not represented to any prospective investor that any Collateral Term Sheets with respect to any Series were prepared or disseminated on behalf of the Depositor, and, except as otherwise disclosed by such Underwriter to the Depositor in writing prior to the date hereof, all Collateral Term Sheets previously furnished to prospective investors included a disclaimer to the effect set forth in
Section 9(c).

Notwithstanding the foregoing, each Underwriter makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to materials prepared after the receipt by such Underwriter from the Depositor of notice of such Corrected Mortgage Pool Error or materials superseding or correcting such Corrected Mortgage Pool Error).

          (c) Each Underwriter acknowledges and agrees that any Collateral Term Sheets with respect to any Series of Certificates furnished to prospective investors from and after the date hereof shall include a disclaimer in form satisfactory to the Depositor to the effect set forth in
Section 8(d) hereof, and to the effect that the information contained in such materials supersedes information contained in any prior Collateral Term Sheet with respect to such Series of Certificates and will be superseded by the description of the related Mortgage Loans in the related Prospectus Supplement and in the Detailed Description relating to such Prospectus Supplement to be filed under cover of Form 8-K. Each Underwriter agrees that it will not represent to prospective investors that any Collateral Term Sheets were prepared or disseminated on behalf of the Depositor.

          (d) If, at any time when a prospectus relating to the Certificates of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by any Underwriter pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus and Prospectus Supplement, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus and Prospectus Supplement, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, such Underwriter promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Each Underwriter represents and warrants to the Depositor, as of the date of delivery of such amendment or supplement to the Depositor, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, each such Underwriter makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error (except any Corrected Mortgage Pool Error, with respect to any such amendment or supplement prepared after the receipt by such Underwriter from the Depositor of notice of such Corrected Mortgage Pool
Error or materials superseding or correcting such Corrected Mortgage Pool Error). The Depositor shall have no obligation to file such amendment or supplement if the Depositor determines that (i) such amendment or supplement contains any untrue statement of a material fact or, when read in conjunction with the related Prospectus and Prospectus Supplement, omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood, however, that the Depositor shall have no obligation to review or pass upon the accuracy or adequacy of, or to correct, any such amendment or supplement provided by any Underwriter to the Depositor pursuant to this paragraph (d) or (ii) such filing is not required under the Act.

          10.  Default of Underwriters.  If any Underwriter or Underwriters
               -----------------------
participating in an offering of Certificates default in their obligations to purchase Certificates hereunder and under the Terms Agreement and the aggregate principal amount of such Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Certificates set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons, including any of the Underwriters participating in such offering, but if no such arrangements are made within a period agreed to by you and the Depositor after the applicable Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective total commitments hereunder and under such Terms Agreement, to purchase the Certificate which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Certificates set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such Certificates by other persons are not made within such period agreed to by you and the Depositor after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section
11. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

          11.  Survival of Certain Representations and Obligations.  The
               ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Certificates.

          12.  Termination of Agreement.  You, as Representative of the
               ------------------------
Underwriters named in any Terms Agreement, may also terminate such Terms Agreement, immediately upon notice to the Depositor, at any time at or prior to the applicable Closing Date, (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus, any change or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of the Depositor or the Trust, whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or California authorities. In the event of any such termination, (A) the covenants set forth in Section 5 with respect to any offering of Certificates shall remain in effect so long as the

Underwriters own any such Certificates purchased from the Depositor pursuant to the applicable Terms Agreement and (B) the covenant set forth in Section 5(b), the indemnity agreement set forth in Section 7, the contribution provisions set forth in Section 13, and the provisions of Sections 16 and 17 shall remain in effect.

          If this Agreement is terminated pursuant to Section 10 or if for any other reason the purchase of the Certificates by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g), and the obligations of the Depositor and the Underwriters pursuant to Section 7 shall remain in effect.

               13.  Contribution.  In order to provide for just and equitable
                    ------------
contribution in circumstances in which the indemnity agreement provided for in Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Depositor, on the one hand, and the Underwriters, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor and one or more of the Underwriters, as follows:

          (i) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which do not arise out of or are not based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof), in such proportion so that the Underwriters are responsible for that portion represented by the difference between the proceeds to the Depositor in respect of the Certificates appearing on the cover page of the Prospectus for the related Series and the total proceeds received by the Underwriters from the sale of such Certificates (the "Underwriting Discount"), and the Depositor is responsible for the balance; provided, however, that in no case
                                          ________  _______
shall the Underwriters be responsible under this subparagraph (i) for any amount in excess of such Underwriting Discount applicable to the Certificates purchased by the Underwriters pursuant to this Agreement and the related Terms Agreement; and

         (ii) in the case of any losses, claims, damages and liabilities (or actions in respect thereof) which arise out of or are based upon any untrue statement or omission of a material fact in any Computational Materials or ABS Term Sheets (or any amendments or supplements thereof) or in any written or electronic materials on which the Computational Materials are based, in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Underwriter that delivered such materials to prospective investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations; provided, however, that in no case shall any Underwriter be responsible under this subparagraph (ii) for any amount in excess of the aggregate purchase
price paid by it for the Certificates purchased  by it.   The  relative
fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact in such Computational Materials or ABS Term Sheets (or any amendments or supplements thereof or such written or electronic materials) results from information prepared by the Depositor on the one hand or such Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Notwithstanding anything to the contrary in this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Depositor within the meaning of either the Act or the Exchange Act, each officer of the Depositor who shall have signed the Registration Statement and each director of the Depositor shall have the same rights to contribution as the Depositor, subject in each case to the immediately preceding sentence of this paragraph (d).

          14.  Notices.  All communications hereunder will be in writing and,
               -------
if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to you at 3 World Financial Center, 200 Vesey Street, New York, New York 10285, or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at 200 Vesey Street, New York, New York 10285; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

          15.  Successors.  This Agreement and the Terms Agreement will inure
               ----------
to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 11 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

          16.  Representations of Underwriters.  You may act for the several
               -------------------------------
Underwriters in connection with this transaction, and any action taken by you under this Agreement and any Terms Agreement entered into by you will be binding upon all the Underwriters identified in such Terms Agreement.

          17.  Miscellaneous.  THIS AGREEMENT AND THE TERMS AGREEMENT WILL
               -------------
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Specified times of day refer to New York City time. This Agreement and the Terms Agreement may be executed in one or more counterparts, and if executed in one or more counterparts the executed counterparts shall together constitute the Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Depositor and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Depositor and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telegraphic or other written communications.

                              Very truly yours,

                              STRUCTURED ASSET SECURITIES
                                CORPORATION

                              As Depositor


                              By:  /s/ Michael J. O'Hanlon
                                   ---------------------------------------
                                   Name:  Michael J. O'Hanlon
                                   Title: Chairman of the Board



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


LEHMAN BROTHERS INC.
   Acting on behalf of itself and
   as the Representative of the
   Underwriters named in the
   Terms Agreement.

By:  /s/ Michael J. O'Hanlon
     ------------------------------
     Name:  Michael J. O'Hanlon
     Title: Managing Director

                                                                    EXHIBIT A



                   STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 19__-__




                               TERMS AGREEMENT
                               ---------------



                                                  Dated: ______________, 19__





To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of _______________ , 19__ (the "Trust Agreement").

Re:  Underwriting Agreement Standard Terms dated as of ___________, 19__ (the
    "Standard Terms," and together with this Terms Agreement, the "Agreement").

SERIES DESIGNATION:  Series 19__-_.
------------------

TERMS OF THE SERIES 19__-_ CERTIFICATES:  Structured Mortgage Asset
---------------------------------------
Residential Trust, Series 19__-_ Mortgage Pass-Through Certificates, Class __, Class __, Class __, Class __, Class __, Class __ and Class __ (the "Certificates") will evidence, in the aggregate, all of the beneficial ownership interest in a trust (the "Trust"). The primary assets of the Trust consist of a pool of adjustable-rate, fully amortizing, conventional, first lien residential mortgage loans (the "Mortgage Loans"). The Certificates consist of _____ classes: Class __, Class __, Class __, Class __, Class __, Class __ and Class __. Only the Class __, Class __, Class __, Class __ and Class __ Certificates (collectively, the "Offered Certificates") are being sold pursuant to the terms hereof.

REGISTRATION STATEMENT:  File Number 33-________.
----------------------

CERTIFICATE RATINGS:  It is a condition of Closing that at the Closing Date
-------------------
the Class __ and Class __ Certificates be rated "____" by _______________ ("____") and "___" by _____________ ("_____"); that the Class __ Certificates be rated "___" by ___ and "___" by ______; that the Class __ Certificates be rated "__" by ___ and "__" by _______; and that the Class ___ Certificates be rated "____" by ____ and "___" by _____.

TERMS OF SALE OF OFFERED CERTIFICATES:  The Depositor agrees to sell to
-------------------------------------
Lehman Brothers Inc. (and ______________________________ (the
"Underwriter(s)")) and Lehman Brothers Inc. (and ___________________ each) agree(s)(, severally and not jointly,) to purchase from the Depositor the Offered Certificates in the principal amounts and prices set forth beneath their (respective) name(s) on Schedule 1. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-Off Date up to, but not including, the Closing Date.

The Underwriter(s) will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

CUT-OFF DATE:  ___________, 19__
------------

CLOSING DATE:  10:00 A.M., New York time, on or about ____________, 19__.
------------
On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriters against payment therefor for the account of Lehman Brothers Inc. (and for the account of Mellon Financial Markets, Inc.)


                                   LEHMAN BROTHERS INC.


                                   By:
                                       --------------------------
                                   Name:
                                   Title:


                                   (________________________)




                                   By:
                                        -------------------------
                                        Name:
                                        Title:


Accepted:

STRUCTURED ASSET SECURITIES
  CORPORATION


By:
     ------------------------------
     Name:
     Title:

                                  Schedule 1
                                  ----------

                                                                                       Approximate
                                                                   Approximate           Amount
                               Approximate                           Amount           Purchased by
                           Initial Certificate    Purchase        Purchased by         (_________)
             Certificate        Principal          Price             Lehman             (_______)
Class            Rate          Amount (1)        Percentage       Brothers Inc.       (          )
-----        -----------   -------------------   ----------       -------------       ------------
Class            (2)           $                         %         $                   $

Class            (2)            $                        %        $                    $

Class            (2)           $                         %        $                    $

Class            (2)            $                        %        $                    $

Class            (2)           $                          %       $                    $
                               ===============   ==========       =============        ===========
Total/                         $                          %       $                    $
Wtd Avg


(1)  Approximate.
(2) The interest rate on the Class __, Class __, Class __, Class __ and Class __ Certificates is equal to the weighted average of the Net Mortgage Rates (as set forth in the Prospectus Supplement) on the Mortgage Loans.